Exhibit 3.1

Articles of Incorporation (March 25, 2026)

ARTICLES OF INCORPORATION

PREAMBLE

The Company’s ultimate objective is the happiness of the Company’s members.

The Company’s members, who are the driving force behind the Company’s management activities, pursue continued happiness by cultivating the “happiness of the Company’s members” along with the “happiness of stakeholders.”

To this end, the Company will establish its Management Philosophy as follows and implement it as the fundamental basis of the Company’s management activities.

As the foundation on which the Company’s members may continue to pursue happiness, the Company must continue to remain stable and achieve growth thereby perpetually maintaining its existence and developing. To this end the Company’s members shall simultaneously pursue their own happiness and the happiness of the Company’s interest parties.

All value created for the happiness of stakeholders is a social value. By cultivating economic value through the creation of social value, the Company shall develop a relationship of trust with stakeholders.

The Company aims to:

•	Gain trust from its customers by ensuring consistent customer satisfaction, and ultimately transform itself into a corporate entity whose progress goes hand in hand with the customer’s.

•	Create a fair and competitive business ecosystem with its business partners, and thereby achieve mutual development through cooperation based the ecosystem.

•	Increase the Company’s corporate value by continuously generating shareholder value.

•	Grow together with the wider community by providing various services such as environmental protection, job creation, improving the quality of life, and contributing to local communities.

The Company’s members shall make consistent effort to find balance between the happiness of each stakeholder and consider this in both the present and future to remain sustainable over the long-term.

[Preamble Added February 13, 2012] < Amended March 24, 2017, March 20, 2020>

CHAPTER I. GENERAL PROVISIONS

Article 1. (Trade Name)

The trade name of the company shall be “SK Hynix Chusik-hoesa” in Korean (the “Company”), which shall be written as “SK hynix Inc.” in English (abbreviated as “SK hynix”).

<Amended March 29, 2001, Amended March 23, 2012>

Article 2. (Purpose)

The Company may engage in the following business activities:

1.	To manufacture and sell semiconductor devices;

2.

To manufacture, assemble, and sell machinery and devices, which utilize the nature of electron motion using semiconductor devices and other similar components, as well as components and materials thereof.

3.	To develop and lease software for computers;

4.	To manufacture, sell, and lease electronic or electric or communication equipment, devices, as well as components thereof, and to provide the related services;

5.	To manufacture machinery parts and tooling;

6.	Technical research and service provision;

7.	To lease electronic or electric equipment and devices;

8.	To manufacture, sell, lease, and service equipment related to special communications (e.g., satellite communication);

9.	<Deleted February 25, 2003>

10.	Information services;

11.	Publishing business;

12.	Trading business;

13.	<Deleted February 25, 2003>;

14.	To sell and lease real estate;

15.	<Deleted February 25, 2003>;

16.	<Deleted February 25, 2003>;

17.	<Deleted February 25, 2003>;

18.	<Deleted February 25, 2003>;

19.	To generate electricity;

20.	Construction business;

21.	<Deleted February 25, 2003>

22.	<Deleted February 25, 2003>;

23.	To manufacture electronic tubes;

24.	<Deleted February 25, 2003>;

25.	<Deleted February 25, 2003>;

26.	<Deleted February 25, 2003>;

27.	Warehousing business;

28.	Parking lot business; [Added March 26, 1999]

29.	<Deleted February 25, 2003>;

30.	<Deleted February 25, 2003>;

31.	Satellite communication business; [Added March 24, 2000]

32.	To lease telecommunication line facilities; [Added March 24, 2000]

33.	E-business and internet-related business; [Added March 24, 2000]

34.	Investment and business related to the above business activities; [Added February 25, 2003]

35.	To provide lifelong education and operate lifelong education facility. [Added March 20, 2020]

Article 3. (Location of the Head Office and Branches)

(1)	The head office of the Company shall be located at Icheon, Gyeoggi-do, Republic of Korea (“Korea”).

(2)	Branches may be established elsewhere both domestically and overseas by resolution of the Board of Directors of the Company (the “Board”). <Amended February 13, 2012>

Article 4. (Notices)

Public notices by the Company shall be posted on the Company’s website (http://www.skhynix.com). However, if such notice on the website is not feasible due to technical difficulties or other unavoidable circumstances, public notice of the Company shall be published in the Hankuk Kyongje Shinmun, a daily newspaper published in Seoul. <Amended March 23, 2012>

CHAPTER II. SHARES

Article 5. (Total Number of Authorized Shares)

The total number of shares that the Company is authorized to issue shall be Nine Billion (9,000,000,000) shares (the “Authorized Shares”).

<Amended March 26, 1999, Amended March 29, 2001, Amended November 12, 2001>

Article 6. (Par Value)

Each of the Authorized Shares shall have a par value of Five Thousand Korean Won (KRW 5,000).

Article 7. (Total Number of Shares to be Issued at the Time of Incorporation)

The total number of shares to be issued by the Company at the time of its incorporation shall be Fifty Thousand (50,000) shares.

Article 8. (Types of Shares)

(1)	The types of shares to be issued by the Company shall be registered common shares or registered different class of shares (Jong Ryu Ju Sik in Korean). <Amended March 23, 2012>

(2)

The types of different class of shares to be issued by the Company shall be non-voting dividend preferred shares (the “Non-voting preferred shares”), convertible shares, redeemable shares, and shares that combine all or parts of the foregoing shares. <Amended March 23, 2012>

Article 8-2. (Number and Details of the Non-Voting Preferred Shares)

(1)

The Company may issue Non-voting preferred shares; provided, however, that the number of the non- voting preferred shares shall not exceed 25/100 of the total number of issued shares. <Amended March 26, 1999, March 29, 2001, February 25, 2003, March 26, 2004, March 23, 2012>

(2)

The dividends on Non-voting preferred shares shall be paid in cash preferentially in accordance with the preferred rate determined by the Board based on the par value. The Board shall determine the preferred rate taking into consideration the dividend rates of past three (3) years, necessity of procuring funds, market conditions, and all other circumstances relating to issuing different class of shares. <Amended March 23, 2012>

(3)

In case the dividend rate of common shares is greater than that of Non-voting preferred shares, the Board may determine at the time of issuance whether the excess amount shall be distributed on a pro rata basis amongst the holders of the common shares and holders of preferred shares or whether it should not be a part of the common shares dividends. <Amended March 29, 2001, March 23, 2012>

(4)

In the case where the prescribed dividends have not been paid to the holders of the Non-voting preferred shares during a certain fiscal year, the Board may determine at the time issuance whether the accumulated unpaid dividends shall be paid preferentially at the time of paying dividends in the following fiscal year or whether the accumulated unpaid dividends shall not be paid at the time of paying dividends in the following fiscal year. <Amended March 29, 2001, March 23, 2012>

(5)

In the case where it is resolved not to pay the prescribed dividends regarding the Non-voting preferred shares, the Board may determine at the time of issuance whether the Non-voting preferred shares shall be deemed to have voting rights, from the date of the General Meeting of Shareholders immediately subsequent to the General Meeting of Shareholders at which the foregoing resolution was adopted until the last day of the General Meeting of Shareholders at which a resolution to pay preferred dividends is adopted; provided, however, that the Board may determine that the Non-voting preferred shares shall be deemed not to have voting rights. <Amended March 29, 2001, March 26, 2004, March 23, 2012>

(6)	<Deleted March 23, 2012>

(7)

In the case of a capital increase (with or without consideration), with regard to the allocation of new shares for Non-voting preferred shares, the new shares shall be common shares in the case of a capital increase with consideration and Non-voting preferred shares in the case of a capital increase without consideration. <Amended March 23, 2012>

(8)

The Board shall determine at the time issuance the duration of the Non-voting preferred shares, which shall not exceed 10 years from the date of issuance. The Non-voting preferred shares shall be converted into common shares upon the expiry of the foregoing period. However, if the prescribed dividends have not been paid during the foregoing period, such period shall be extended until the prescribed dividends have been paid in full. In the case of redeemable shares issued pursuant to Article 8-4, if the shares are not redeemed within the above period, such period shall be extended until the shares have been fully redeemed. <Amended March 29, 2001, March 23, 2012, March 28, 2024>

Article 8-3. (Convertible Shares)

(1)

The Company may, by the resolution of the Board, issue shares that can be converted into common shares or a different class of shares (the “Convertible Shares”) upon the choice of the Company or shareholders’ request; provided, however, that total number of shares issued shall not exceed 25/100 of the total number of issued shares. <Amended March 23, 2012>

(2)

The total issue price of the shares issued due to conversion shall be equal to that of the underlying outstanding shares immediately before the conversion. The number of shares that are issued upon the conversion shall be equal to, or greater than, that of the common shares or the preferred shares, as the case may be, before the conversion. <Amended February 25, 2003>

(3)

At the time of issuance, the Board shall adopt a resolution determining the period during which the Company may convert the common shares or the shareholders may request such conversion; provided, however, that the period shall be within the range of one month to ten years.

[Added March 29, 2001] <Amended March 23, 2012>

Article 8-4. (Redeemable Shares)

(1)

The Company may, by the resolution of the Board, issue shares that may be cancelled with profit upon the choice of the Company or shareholders request (the “Redeemable Shares”); provided, however, that total number of shares issued shall not exceed 25/100 of the total number of issued shares. <Amended March 23, 2012>

(2)

The redemption period to be exercised by the Company or the shareholders shall be determined at the time of issuance by the Board within the range of one month to ten years from the issuance date. Provided, however, the Company may redeem all or any part of redeemable shares before the end of redemption period. If the Company redeems only a part of the redeemable shares then outstanding, it shall redeem in proportion to the numbers of the redeemable shares held by the respective shareholders. A fraction of shares shall not be redeemed. <Amended February 25, 2003, March 23, 2012>

(3)

The Board shall determine at issuance the redemption price of the redeemable shares, which shall be either the par value, the redeemable shares’ market price at redemption, issue price, or the issue price plus appropriate interests considering the market interest rate.

(4)	The Company shall redeem the redeemable shares in cash.

(5)	<Deleted March 23, 2012>

Article 9. (Types of Share Certificates)

The Company shall electronically register the rights that need to be specified on share certificates and subscription certificates in the electronic register instead of issuing share certificates or subscription certificates. <Amended March 22, 2019>

Article 10. (Issuance of Shares and Allotment)

(1)	The Company may issue new shares by a resolution of the Board in the following manners:

1.	Offering the existing shareholders an opportunity to subscribe to the new shares in order to allocate new shares to the shareholders proportionate to the number of shares they already hold;

2.

To the extent that the number of newly-issued shares does not exceed 30/100 of the total number of issued shares, offering specific person(s) (including shareholders of the Company) an opportunity to subscribe to new shares in order to allocate new shares in a manner other than that prescribed in the preceding sub-paragraph, where issuance of new shares is necessary to achieve the managerial purpose of the Company including introduction of new technology and improvement of financial position. The issuance of new shares under this Sub-paragraph 2. shall include, but is not limited to, the following:

(i)	If the Company issues new shares for the issuance of depositary receipts in accordance with the provisions of the Financial Investment Services and Capital Markets Act;

(ii)

If the Company issues new shares to domestic or foreign financial institutions (here, “financial institutions” means a professional investor defined in Article 9(5) of the Financial Investment Services and Capital Markets Act, except for a stock-listed corporation defined in Article9(5)(iv) of the Financial Investment Services and Capital Markets Act and a corporation, organization or private individual defined in Article 10(3)(xvi),(xvii) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act), cooperating companies, strategic investors or foreign investors as deemed necessary for the management for the Company, including procuring funds or introduction of technology;

(iii)	If the Company issues new shares for contribution in kind;

(iv)

If the Company issues new shares to “a person defined in Article 11(2)(ii)(a)-(c) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act” as deemed necessary for the management of the Company; and

(v)	If the Company issues new shares to financial institutions such as banks in order to convert debt into capital.

3.

To the extent that the number of newly-issued shares does not exceed 30/100 of the total number of issued shares of the Company, offering unspecified persons (including shareholders of the Company) an opportunity to subscribe to new shares in a manner other than that prescribed under Sub-paragraph 1. above, and allocating new shares to those who have accepted and subscribed to the new shares.

(2)	Where new shares are allocated in the manner pursuant to Paragraph (1)3. above, they shall be allocated through any of the following manners in accordance with a resolution adopted by the Board:

1.	Allocating new shares to unspecified subscribers without categorizing the persons who are offered the opportunity to subscribe to new shares;

2.

Allocating new shares to members of an employee stock ownership association in accordance with the relevant laws and regulations, and offering unspecified persons an opportunity to subscribe to new shares that have not yet been subscribed;

3.	Offering unspecified persons an opportunity to subscribe to new shares that have not been subscribed after the new shares were preferentially offered to shareholders;

4.

Offering specifically categorized persons an opportunity to subscribe to new shares in accordance with the reasonable standards prescribed by the relevant statutes, such as a demand forecast prepared by an investment trader or investment broker as an underwriter or intermediary.

(3)

Where new shares are allocated in the manner pursuant to Paragraph (1)2. or 3. above, the Company shall notify the shareholders of, or announce to the public, the items prescribed under Article 416(i), (ii), (ii-2), (iii), (iv) of the Commercial Code two weeks prior to the date of payment of the subscription amounts; provided, however, that such notice or announcement may be replaced by a public disclosure of the Report on Material Facts to the Financial Services Commission and Korea Exchange pursuant to Article 165-9 of the Financial Investment Services and Capital Markets Act.

(4)

In the case where new shares are issued in the manner pursuant to any sub-paragraph of Paragraph (1) above, the type, number, issue price of the new shares shall be determined by a resolution of the Board.

(5)

When the Company allots the new shares, if there are any unsubscribed or unpaid shares by the relevant due date, such shares shall be disposed of (e.g., deciding whether the issue price is appropriate) by a resolution of the Board in accordance with relevant laws and regulations

(6)	Any fractional shares remaining after the allocation of new shares shall be disposed by a resolution of the Board.

(7)	Where new shares are allocated in the manner pursuant to Paragraph (1)1., the Company shall issue subscription certificates to the shareholders

[Entirely Amended March 24, 2017]

Article 10-2. (Stock Options)

(1)

The Company may grant its officers and employees stock options pursuant to the provisions of Article 542- 3 of the Commercial Code by a special resolution of the General Meeting of Shareholders, within 15/100 of the total number of issued shares; provided, however, that the Board may resolve to grant stock options within 10/100 of the total number of issued shares and to the extent permitted by the relevant laws and regulations. In such case, the Company must obtain the approval of the first General Meeting of Shareholders to be held thereafter. <Amended March 24, 2000, Amended March 29, 2001, Amended March 26, 2009>

(2)

The persons who are entitled to receive such stock options shall be officers, directors or employees of the Company who have contributed, or is capable of contributing, to the establishment, management, overseas marketing or the innovation of technology of the Company or any affiliate company, except for such officers or employees in any of the following categories: <Amended March 24, 2000, March 26, 2004, March 26, 2009>

1.	<Deleted March 26, 2009>

2.	<Deleted March 26, 2009>

3.	<Deleted March 26, 2009>

(3)

The shares to be issued upon the exercise of stock option (in case the Company pays the difference between the exercise price of stock option and the market price of such shares in cash or treasury shares, the shares which shall be the basis for calculating such difference) shall be registered common shares or registered different classes of shares, which shall be determined in the resolution set forth in Paragraph (1). <Amended March 24, 2000, March 29, 2001, March 23, 2012>

(4)

The number of executive officers and employees who are granted stock options shall not exceed 30/100 of the total number of executive officers and employees at the Company, and the total number of shares subject to the stock option to be granted to one (1) officer or employee, shall not exceed 1/100 of the total number of issued shares. <Amended March 24, 2000>

(5)

The exercise price per share for stock options shall exceed the following prices. This shall also apply to when adjusting the exercise price after the granting of stock option. <Amended December 28, 1999, March 24, 2000, March 26, 2009>

1.	In the case of distributing new shares, the greater price between the following prices:

(i)

Market price pursuant to Article 176-7(3)(i) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act as of the date of granting the stock option; or <Amended March 24, 2017>

(ii)	Par value of the relevant share.

2.	In any other cases, the market price appraised pursuant to Sub-paragraph 1.(i) above.

(6)

Stock options may be exercised within five (5) years from the expiry of the period decided by the resolution set forth in Sub-paragraph 1.; provided, however, that not less than two (2) years have passed from the date of the resolution set forth in Sub-paragraph 1. <Amended September 7, 1999, March 24, 2000, March 29, 2001, March 26, 2004>

(7)	<Deleted March 28, 2024>

(8)	In any of the following instances, the Company may, by a resolution of the Board, cancel the stock options: <Amended March 24, 2000>

1.	If the directors, executive officers or employees voluntarily resign or are removed from the Company after having been granted the stock options;

2.	If the directors, executive officers or employee inflict material damage or loss on the, whether intentionally or by negligence; or

3.	If any other cancellation event prescribed in the agreement on granting stock options occurs.

Article 10-3. <Deleted March 28, 2024>

Article 10-4. <Deleted March 24, 2017>

Article 10-5. (Employee Stock Options)

(1)

The Company may grant its members of employee stock ownership association employee stock option (“ESO”) by a resolution of the General Meeting of Shareholders pursuant to the provisions of Article 368-1 of the Commercial Code, within 20/100 of the total number of issued shares in accordance with the Framework Act on Workers’ Welfare and relevant laws and regulations; provided, however, that the Board may resolve to grant ESO within 10/100 of the total number of issued shares.

(2)	The shares to be issued upon the exercise of employee stock option shall be registered common shares.

(3)	In any of the following instances, the Company may, by a resolution of the Board, cancel the stock options:

1.	If the member of its employee stock ownership association who has been granted ESO inflicts material damage or loss on the Company, whether intentionally or by negligence;

2.	If the Company cannot comply with the exercise of the ESO due to bankruptcy or dissolution; or

3.	If any other cancellation event prescribed in the agreement on granting employee stock options occurs.

(4)	<Deleted March 28, 2024>.

[Added March 28, 2006]

Article 10-6. (Equal Distribution)

The Company shall distribute dividends equally to all issued shares of the same class (including those converted) as of the record date for the distribution of dividends, regardless of their issuance date.

[Added March 28, 2024]

Article 11. (Transfer Agent)

(1)	The Company shall appoint a transfer agent for its shares.

(2)	The transfer agent, its office, and scope of services shall be determined by a resolution of the Board and shall be publicly announced in advance.

(3)

The Company shall keep and maintain the shareholders’ register or a copy thereof at the office of the transfer agent and shall entrust the transfer agent to deal with electronic registration of shares, management of the shareholders’ register and other matters related to the shares. <Amended March 22, 2019>

(4)	The procedures for dealing with the activities referred to in Paragraph (3) above shall be subject to the relevant regulations. <Amended March 26, 2009, Amended March 23, 2012>

Article 12. <Deleted March 22, 2019>

Article 13. (Record Date)

(1)	<Deleted March 20, 2020>

(2)

The Company shall allow the shareholders who are recorded as a shareholder in the shareholders’ register as of December 31 of each year to exercise their rights pertaining to the shares at the Ordinary General Meeting of Shareholders for such fiscal year.

(3)

When an Extraordinary General Meeting of Shareholders is convened or if otherwise necessary, the Company may deem the shareholders whose names appear in the shareholders’ register as of the record date set by the resolution of the Board to be the shareholders entitled to exercise their rights pertaining to the shares. The Company shall give at least two (2) weeks prior public notice thereof. <Amended March 20, 2020>

Article 13-2. (Holding and Disposition of Treasury Shares)

The Company may hold or dispose of its treasury shares if necessary to achieve its operational objectives such as the introduction of new technology, improvement of financial structure, strategic alliances, reorganization of its business structure, M&A, or as otherwise permitted under applicable laws and regulations. [Added March 25, 2026]

CHAPTER III. BONDS

Article 14. (Issuance of Corporate Bonds)

(1)	The Company may issue corporate bonds by the resolution of the Board.

(2)	The Board may determine the amount and type of corporate bonds and authorize the representative director of the Company (the “Representative Director”) to issue such bonds within one (1) year.

[Added March 23, 2012]

Article 14-2. (Issuance of Convertible Bonds)

(1)

The Company may issue convertible bonds to persons other than shareholders by a resolution of the Board in any of the following cases; provided, however, that the aggregate par value shall not exceed Three Trillion Korean Won (KRW 3,000,000,000,000):

1.

Offering specific person(s) (including shareholders of the Company) an opportunity to subscribe to convertible bonds in order to allocate convertible bonds in a manner other than that prescribed under Article 10(1)1., where issuance of new shares is necessary to achieve the managerial purpose of the Company including introduction of new technology and improvement of financial position.

2.

Offering the unspecified persons (including shareholders of the Company) an opportunity to subscribe to convertible bonds in a manner other than that prescribed under Article 10(1)1. and allocating convertible bonds to those who have accepted and subscribed to the convertible bonds.

(2)

Where convertible bonds are allocated in the manner pursuant to Paragraph (1)2. above, they shall be allocated through any of the following manners in accordance with a resolution adopted by the Board:

1.	Allocating convertible bonds to unspecified subscribers without categorizing the persons who are offered an opportunity to subscribe to convertible bonds;

2.	Offering unspecified persons an opportunity to subscribe to convertible bonds that have not been subscribed after the convertible bonds were preferentially offered to shareholders;

3.

Offering specifically categorized persons an opportunity to subscribe to convertible bonds in accordance with reasonable standards prescribed by relevant statues, such as a demand forecast prepared by an investment trader or investment broker as an underwriter or intermediary.

(3)	Convertible bonds under Paragraph (1) above may, by resolution of the Board, be issued with their conversion rights limited to a certain portion of their par value.

(4)	Shares that are issued upon conversion shall be common shares, and the Board shall determine at the time issuance the conversion price as not less than that of the stock’s par value.

(5)

The conversion period shall be from the date following the issuance of the convertible bonds until the date immediately before the date of redeeming the convertible bonds; provided, however, that the conversion period may be adjusted by a resolution of the Board within the foregoing period.

(6)

With regard to the payment of interest on convertible bonds, it shall be deemed to have been converted into shares at the end of the immediately preceding fiscal year of the fiscal year in which the relevant conversion takes effect. <Amended March 28, 2024>

[Entirely Amended March 24, 2017]

Article 15. (Issuance of Bonds with Warrants)

(1)

The Company may issue bonds with warrants to persons other than shareholders by a resolution of the Board in any of the following cases; provided, however, that the aggregate par value shall not exceed Two Trillion Korean Won (KRW 2,000,000,000,000):

1.

Offering specific person(s) (including shareholders of the Company) an opportunity to subscribe to bonds with warrant in order to allocate bonds with warrant in a manner other than that prescribed under Article 10(1)1., where issuance of new shares is necessary to achieve the managerial purpose of the Company including introduction of new technology and improvement of financial position.

2.

Offering the unspecified persons (including shareholders of the Company) an opportunity to subscribe to bonds with warrant in a manner other than that prescribed under Article 10(1)1. and allocating bonds with warrant to those who have accepted and subscribed to the bonds with warrant.

(2)

Where bonds with warrant are allocated in the manner pursuant to Paragraph (1)2. above, they shall be allocated through any of the following manners in accordance with a resolution adopted by the Board:

1.	Allocating bonds with warrant to unspecified subscribers without categorizing the persons who are offered an opportunity to subscribe to bonds with warrant;

2.	Offering unspecified persons an opportunity to subscribe to bonds with warrant that have not been subscribed after the bonds with warrant were preferentially offered to shareholders;

3.

Offering specifically categorized persons an opportunity to subscribe to bonds with warrant in accordance with reasonable standards prescribed by relevant statues, such as a demand forecast prepared by an investment trader or investment broker as an underwriter or intermediary.

(3)	The amount of bonds with warrants for which new shares may be issued shall be determined by a resolution of the Board within the aggregate par value of the bonds with warrants.

(4)	Shares that are issued upon conversion shall be common shares, and the Board shall determine at the time issuance the conversion price as not less than that of the stock’s par value.

(5)

The period during which holders of bonds with warrant are entitled to exercise such warrant shall be from the date after until the date before the redemption date; provided, however, that, the period may be adjusted by a resolution of the Board within the foregoing period

(6)	<Deleted March 28, 2024>

[Entirely Amended March 24, 2017]

Article 15-2. (Electronic Registration of Rights to be Specified on Bonds and Subscription Warrants)

The Company shall electronically register the rights that need to be specified on the corporate bonds and subscription warrants in the electronic register instead of issuing corporate bonds or subscription warrants. However, the electronic registration may not be required, where electronic registration is not mandatory under the law and regulations. <Amended March 30, 2022>

[Added March 22, 2019]

Article 16. (Provisions Applicable Mutatis Mutandis to the Issuance of Corporate Bonds)

Article 11 shall apply mutatis mutandis to the issuance of corporate bonds.

<Amended March 22, 2019>

CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS

Article 17. (Convening of General Meeting)

(1)

An Ordinary General Meeting of Shareholders shall be convened within three (3) months after the end of each fiscal year, and an Extraordinary General Meetings of Shareholders may be convened from time to time as deemed necessary by a resolution of the Board and applicable laws or regulations.

(2)

Only matters that were previously specified in a notice to shareholders may be resolved at a General Meeting of Shareholders; provided, however, that other matters may be resolved upon the unanimous approval of all shareholders.

(3)	The General Meeting of Shareholders shall be held in Seoul or at the place where the Company’s head office is located.

(4)

The Company shall hold a General Meeting of Shareholders in a manner that allows part of its shareholders to remotely participate in such meeting by electronic means without attending such meeting in person in accordance with Article 542-14(1) of the Commercial Code. [Added March 25, 2026]

(5)	A General Meeting of Shareholders shall be convened by the Representative Director or by the director acting under the authorization of the Representative Director. <Amended March 25, 2026>

Article 18. (Notices and Publication)

(1)

Notice for convening a General Meeting of Shareholders stating the date, time, and place of the meeting, as well as the purposes for convening the meeting shall be given to shareholders in written form or as an electronic document at least two weeks prior to the date set for such meeting. <Amended February 13, 2012>

(2)

Notice to a shareholder holding shares representing not more than 1/100 of the total number of issued shares with voting rights may be substituted by publishing a notice that a General Meeting of Shareholders is being convened and the purpose thereof in the newspaper specified in Article 4 or the Maeil Kyongje Shinmun at least two (2) times, or on the Data Analysis, Retrieval and Transfer System operated by the Financial Supervisory Service or Korea Exchange. <Amended March 26, 2009, February 13, 2012>

(3)

When the Company gives notice or publishes the notice for convening a General Meeting of Shareholders pursuant to Paragraphs (1) and (2) shall include the matters prescribed in Article 542-4(2), (3) of the Commercial Code. However, the foregoing shall not apply if the matters prescribed in Article 542-4(3) of the Commercial Code are published on the Company’s website and kept at the head office and branches of the Company, as well as the Transfer Agency, Financial Services Commission, and the Korea Exchange. <Amended March 26, 1999, February 25, 2003, March 26, 2009>

Article 19. (Chairperson)

The Representative Director shall be the Chairperson of a General Meeting of Shareholders. In the case where the Representative Director is unable to perform his or her duties, the director designated by the Representative Director shall act as the Chairperson. If the Representative Director does not designate a specific director, any one of the directors shall act as the Chairperson. <Amended March 26, 1999>

Article 20. (Vote by Proxy)

(1)	Each shareholder may exercise his or her vote by proxy.

(2)	A proxy under Paragraph (1) shall submit a document or electronic document evidencing the power of representation prior to the opening of the General Meeting of Shareholders. <Amended March 25, 2026>

Article 21. (Method of Adopting Resolutions)

(1)

Except as otherwise provided in the relevant laws and regulations or these Articles of Incorporation, all resolutions of a General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the voting shares of the shareholders present, which shall represent at least 1/4 of the total number of the Company’s issued shares.

(2)	<Deleted March 24, 2000>

Article 22. (Chairperson’s Authority to Maintain Order)

(1)

The Chairperson of a General Meeting of Shareholders may stop a person who significantly disturbs order of the meeting (including speaking or acting in a manner to intentionally interfere with the deliberation process) from speaking or may order such person to leave the meeting. <Amended March 24, 2000>

(2)	The Chairperson of a General Meeting of Shareholders may limit the length and/or the number of speeches by each shareholder when the Chairperson deems it necessary for the ease of deliberations.

Article 23. (Voting Right of Shareholders)

Each shareholder shall have one (1) vote for each one (1) share.

Article 24. (Restrictions on Voting Rights of Cross-owned Shares)

If the Company individually or jointly with its subsidiary, or its subsidiary holds shares in another company exceeding 1/10 of the total number of issued shares of the other company, the Company’s shares held by the other company shall not have the voting rights.

Article 25. (Split Voting)

(1)

A shareholder having two or more voting rights may split the votes when exercising his or her voting rights. In such case, the shareholder must give the Company written notice stating the intent and reason for splitting the votes at least three days prior to the date of the General Meeting.

(2)

The Company may refuse the shareholder’s split voting. However, the Company cannot refuse in the case where the shareholder is holding shares for the benefit of another for reasons such as holding the shares in trust.

Article 26. (Minutes of the General Meeting of Shareholders)

At each General Meeting of Shareholders, the substance of the course of the proceedings of the meeting and the results thereof shall be recorded in the minutes. The Chairperson and the directors present shall either stamp their seal or sign the minutes. The minutes shall be kept at the head office and branches of the Company.

CHAPTER V. DIRECTORS AND BOARD OF DIRECTORS

Article 27. (Appointment of the Directors)

(1)

The directors shall be appointed at the General Meeting of Shareholders. Candidates for the independent director position as prescribed in Article 28 shall be nominated by the Independent Director Candidate Recommendation Committee. Independent directors that will concurrently serve on the Audit Committee and the members of the Audit Committee other than the independent directors as prescribed in Article 48 shall be appointed separately. <Amended March 24, 2000, February 25, 2003, March 26, 2010, February 13, 2012, March 25, 2026>

(2)

The directors shall be elected by the affirmative vote of majority shares present at the General Meeting of Shareholders; provided, however, that such affirmative votes shall be not less than 1/4 of the total issued shares. <Amended March 24, 2000, February 25, 2003, March 25, 2026>

(3)	<Deleted March 26, 1999>

(4)	<Deleted March 25, 2026>

Article 28. (Number of Directors)

(1)

The Company shall have at least six (6) but less than ten (10) directors. The number of independent directors shall be a majority of the total number of directors. However, if the number of independent directors falls below the minimum requirement, such vacancy shall be filled at the first General Meeting of Shareholders to be held after the vacancy occurs. <Amended March 24, 2000, March 26, 2004, March 24, 2017, March 25, 2026>

(2)	<Deleted March 24, 2000>

Article 29. (Term of Office of Director)

(1)

The term of office of a director shall expire at the end of the third (3rd) Ordinary General Meeting of Shareholders convened after the director assumes office. <Amended March 26, 2010, February 13, 2012>

(2)	<Deleted March 20, 2020>

(3)	<Deleted March 24, 2000>

Article 30. (Removal of Directors and Vacancy of Director)

(1)	A director shall be removed in accordance with the Commercial Code. <Amended March 26, 1999, March 24, 2000, February 13, 2012>

(2)	A director shall lose his or her office in any of the following events:

1.	If the director submits his or her letter of resignation;

2.	If the director is adjudged as bankrupt;

3.	If the director is adjudged as incompetent or quasi-incompetent; or

4.	Death of the director.

Article 31. (By-election of Directors)

(1)

In the event of any vacancy of directors, a director shall be appointed at a General Meeting of Shareholders to fill the vacancy. However, in the case where the number of remaining directors satisfies the requirement under Article 28 and such vacancy does not cause any difficulties in the operation of the Company’s business, such appointment shall not occur. <Amended March 24, 2000>

(2)	<Deleted February 13, 2012>

Article 32. (Duties of Directors)

(1)

As a member of the Board, directors shall participate in the decision-making regarding the Company’s business activities. The directors shall also supervise the management’s performance through the Board.

(2)	If a director discovers any matter that may inflict any material loss or damage to the Company, the director shall immediately report such findings to the Audit Committee. <Amended March 24, 2000>

(3)

The directors shall faithfully perform their duties for the Company and its shareholders in accordance with the laws and regulations and these Articles of Incorporation. [Added March 26, 1999] <Amended March 25, 2026>

Article 33. <Deleted March 24, 2000>

Article 34. (Remuneration for Directors)

(1)	The remuneration for the directors shall be determined by a resolution of the General Meeting of Shareholders. <Amended February 13, 2012>

(2)	Severance payments for directors shall be in accordance with the Regulation for Severance Payment for Executive Officers approved by a General Meeting of Shareholders.

Article 34-2. <Deleted March 24, 2000>

Article 35. (Responsibilities of Directors)

(1)

A director shall indemnify the Company and third parties for losses and damages arising out of his or her negligence in conducting duties as prescribed by the Commercial Code and other statutes. <Amended March 24, 2000>

(2)

The Company shall indemnify a director or former director for all litigation expenses, losses, damages, and liability suffered in connection with performing his or her duties. However, this shall not apply to expenses, losses, damages, and liability caused by the director’s intentional act or gross negligence, or any other indemnity that are prohibited by statute. <Amended March 24, 2000, February 25, 2003>

Article 36. (Qualifications of Independent Directors)

An independent director must have professional knowledge or experience in areas such as business management, economy, law, or relevant technology, or is a reputable person who is satisfies the requirements under the Commercial Code and other relevant statutes. If an independent director fails to satisfy such requirements after appointment, the independent director shall be removed from office. <Amended March 24, 2000, March 26, 2009, March 25, 2026>

Article 37. <Deleted March 24, 2000>

Article 38. (Composition and Powers of the Board of Directors)

(1)

The Board shall consist of directors, resolve the matters set forth in the laws and regulations and these Articles of Incorporation, as well as other important matters relating to the Company’s business activities. The Board shall also supervise the business performance of the Company’s directors and management.

(2)

The Company may establish separate Bylaws of the Board of Directors to prescribe matters regarding the delegation of powers and other matters necessary for the operation of the Board. <Amended March 26, 1999>

Article 39. (Convening and Resolution Method of the Board of Directors Meeting)

(1)

A Board meeting shall be convened by a Representative Director or a director separately designated by the Board. Written or verbal notice shall be given to each director one (1) day prior to the scheduled date of the meeting; provided, however, that such notice may be waived with the consent of all directors. <Amended March 24, 2000>

(2)

A majority of directors shall constitute a quorum for a Board meeting, and all actions and resolutions at a Board meeting shall be adopted by the affirmative vote of a majority of the directors present. However, a resolution regarding matters proscribed under Articles 397-2, 398 of the Commercial Code shall be adopted by the affirmative vote of no less than 2/3 of the directors present. <Amended March 23, 2012>

(3)	<Deleted March 26, 1999>

(4)

The Board may allow all or some of the directors to participate in resolutions of the Board through means of communication transmitting and receiving sound simultaneously, in lieu of attending the meeting in person. In such a case, the relevant directors shall be deemed to have attended the meeting in person. [Added March 24, 2000] <Amended March 23, 2012>

(5)	A director who has a special interest in a resolution of the Board may not vote for such agenda. [Added February 25, 2003] <Amended March 24, 2017>

Article 40. (Representative Director)

The Board shall elect one (1) or more Representative Directors. The Representative Director(s) shall represent the Company. In the case where the Representative Director is unable to perform his or her duties, an inside director designated by the Representative Director shall take on the duties of a Representative Director. <Amended March 24, 2000, February 25, 2003, March 26, 2010>

Article 41. (Chairperson)

(1)	The Chairperson of the Board shall be elected by a resolution of the Board. <Amended March 23, 2012>

(2)

The Chairperson shall determine the order of the directors who shall act as the Chairperson for situations where the Chairperson is unable to attend the Board meeting without nominating the acting Chairperson. <Amended February 25, 2003>

(3)	If there is not such designation in accordance with the Paragraph (2) above, the director elected by the directors present shall act as the Chairperson. <Amended February 25, 2003>

Article 42. (Agenda)

The Chairperson shall propose the agenda of the Board meeting. If any other director wishes to propose an agenda, the director shall submit the main points of the agenda to the Chairperson.

Article 43. (Minutes of a Board of Directors Meeting)

Minutes shall be prepared regarding the deliberations of the Board. The substance of the course of the meeting and the results thereof, dissenting directors (if any) and the reasons for dissenting shall be recorded in the minutes. The directors present shall either stamp their seal or sign the minutes. <Amended March 24, 2000, March 24, 2017>

Article 44. <Deleted March 26, 1999>

Article 45. (Committees)

(1)

The Company shall establish the Independent Director Candidate Recommendation Committee and the Audit Committee under the control of the Board and may additionally establish committees to deliberate and resolve on matters such as the Company’s business strategy and other matters delegated by the Board. <Amended February 25, 2003, March 26, 2010, February 13, 2012, March 25, 2026>

(2)	A committee shall consist of two or more directors. Matters regarding the organization and operation of the committee shall be determined by a resolution of the Board.

(3)	The Board cannot delegate its power to the committee for the following matters:

1.	Proposing matters requiring the approval of a General Meeting of Shareholders;

2.	Appointment and removal of a Representative Director;

3.	Establishment of a committee and the appointment and removal of members thereof; and

4.	Any other matters determined by the Board.

(4)

A committee shall notify each director of the committee’s resolutions. Any director who receives the committee’s notice may request to convene a Board meeting. The Board may again resolve the matters resolved by the committee except for a resolution of the Audit Committee. <Amended February 13, 2012>

[Added March 24, 2000]

Article 45-2. (Independent Director Candidate Recommendation Committee)

A majority of the Independent Director Candidate Recommendation Committee shall consist of independent directors. The Independent Director Candidate Recommendation Committee shall nominate the independent director candidates at the General Meeting of Shareholders. <Amended February 25, 2003, March 26, 2010, February 13, 2012, March 24, 2017, March 25, 2026>

[Added March 24, 2000]

Article 46. (Appointment and Remuneration of Management)

(1)	The purpose of the Company’s management is to execute the matters resolved by the Board.

(2)	Matters regarding the management shall be determined in accordance with a separate Bylaws of the Board of Directors <Amended March 26, 1999>.

(3)	<Deleted March 26, 1999>

(4)	<Deleted March 26, 1999>

(5)	<Deleted March 26, 1999>

(6)	<Deleted March 26, 1999>

(7)	<Deleted March 26, 1999>

Article 47. <Deleted February 13, 2012>

CHAPTER VI. AUDIT COMMITTEE

Article 48. (Composition of Audit Committee)

(1)	The Company shall have the Audit Committee established pursuant to Article 45 in lieu of a statutory auditor.

(2)

Notwithstanding the provisions of Article 45(2), the Audit Committee shall consist of three (3) or more directors. In the case where the number of independent directors of the Audit Committee does not satisfy the composition requirement of the Audit Committee, new members shall be appointed to fill the vacancy and satisfy the composition requirement at the first General Meeting of Shareholders held after the vacancy occurs. <Amended March 25, 2026>

(3)

2/3 or more of the members of the Audit Committee shall be independent directors. The member(s) who is not an independent director(s) shall satisfy the requirements prescribed in Article 542-11(3) of the Commercial Code. <Amended March 26, 2009, March 25, 2026>

(4)

Members of the Audit Committee shall be appointed from among the directors appointed at the General Meeting of Shareholders. In such case, two (2) members of the Audit Committee shall be appointed as directors who become members of the Audit Committee by resolution of the General Meeting of Shareholders, separately from other directors. [Added March 25, 2026]

(5)

The appointment of members of the Audit Committee shall be made by the affirmative vote of a majority of the voting shares of the shareholders present, which shall represent at least 1/4 of the total number of the Company’s issued shares. Notwithstanding the foregoing, if the Company allows shareholders to exercise their voting rights by electronic means in accordance with Article 368-4(1) of the Commercial Code, the appointment of members of the Audit Committee may be resolved by the affirmative vote of a majority of the voting rights of the shareholders present. [Added March 25, 2026]

(6)

Members of the Audit Committee may be dismissed by resolution of the General Meeting of Shareholders in accordance with Article 434 of the Commercial Code. In such case, a member of the Audit Committee appointed under the proviso of paragraph (4) above shall lose both the status of a director and a member of the Audit Committee. [Added March 25, 2026]

(7)

In the appointment and dismissal of members of the Audit Committee, a shareholder holding shares exceeding 3/100 of the total number of the Company’s issued shares, excluding non-voting shares, may not exercise voting rights on the excessive shares (in the case of the largest shareholder, shares held by his/her specially related persons and other persons prescribed by the Enforcement Decree of the Commercial Code shall be aggregated). [Added March 25, 2026]

(8)

The representative of the Audit Committee shall be elected by a resolution of the Audit Committee from the members who are independent directors. Multiple members may jointly represent the Audit Committee. <Amended March 26, 2004, March 25, 2026>

[Added March 24, 2000]

Article 48-2. (Duties of Audit Committee)

(1)	The Audit Committee shall audit the accounting and business activities of the Company.

(2)

If deemed necessary, the Audit Committee may request to convene a Board meeting by submitting a written request specifying the meeting agenda and reason for convening the meeting to a director. [Added March 23, 2012]

(3)	If a director does not immediately convene a Board meeting despite the request made pursuant to Paragraph (2) above, the Audit Committee may convene a Board meeting. [Added March 23, 2012]

(4)

The Audit Committee may request to convene an Extraordinary General Meeting of Shareholders by submitting a written request specifying the meeting agenda and reason for convening the meeting to the Board.

(5)

If necessary for carrying out its duties, the Audit Committee may demand a subsidiary to make a report on its business. If the subsidiary fails immediately report, or it needs to confirm the contents of such report, the Audit Committee may investigate the business and finances of the subsidiary.

(6)	The Audit Committee will elect an external auditor. <Amended February 25, 2003> < Amended March 22, 2019>

(7)	Other than the matters prescribed in Paragraphs (1) through (6) above, the Audit Committee shall also carry out matters delegated from the Board. <Amended March 23, 2012>

(8)	The Audit Committee may seek assistance from experts at the expense of the Company. [Added March 23, 2012]

[Added March 24, 2000]

Article 48-3. (Audit Report of the Audit Committee)

The Audit Committee shall prepare an audit report regarding its auditing activities. The substance of the course of the audit proceedings and the results thereof shall be recorded in the audit report, and the members that conducted the audit shall stamp their seal or sign the audit report.

[Added March 24, 2000]

CHAPTER VII. ACCOUNTING

Article 49. (Fiscal Year)

The fiscal year of the Company shall be from January 1 to December 31 of each year.

Article 50. (Preparation and Keeping of Financial Statements and Annual Reports)

(1)

The Representative Director shall prepare an annual report, as well as the follow documents together with supporting documents, and have them audited by the Audit Committee at least six (6) weeks prior to the date of an Ordinary General Meeting of Shareholders, and submit such documents to the Ordinary General Meeting of Shareholders. <Amended March 24, 2000>

1.	Balance sheet;

2.	Profit and loss statement; and

3.	Any other document showing the financial position and business performance of the Company as prescribed in the Enforcement Decree of the Commercial Code. [Amended March 23, 2012]

(2)

If the Company is a company that is required to prepare consolidated financial statements under the Enforcement Decree of the Commercial Code, consolidated financial statements shall be included in each document listed in Paragraph (1) above. [Added March 23, 2012]

(3)	The Audit Committee shall submit the audit report to the Representative Director at least one (1) week prior to the date of the Ordinary General Meeting of Shareholders. <Amended March 24, 2000>

(4)	The Representative Director shall keep and give public notice of documents such as financial statements in accordance with the relevant laws and regulations. <Amended March 23, 2012>

Article 50-2. (Appointment of an External Auditor)

The Company shall appoint an external auditor in accordance with the Act on External Audit of Stock Companies with approval of Audit Committee, and the appointment shall be reported to the General Shareholders Meeting convened during the fiscal year in which such auditor was appointed, or shall be notified to the shareholders as of the latest record date for closing of the shareholders’ register in writing or by an electronic mail or by posting it on the internet homepage of the Company. <Amended March 23, 2012>

[Added February 25, 2003]

Article 51. (Disposal of Profits)

The Company shall dispose of its profits (including retained earnings carried forward) as follows.

1.	Covering loss carried forward;

2.	Earned surplus reserves;

3.	Other statutory reserves;

4.	Dividends;

5.	Discretionary reserves;

6.	Other appropriated retained earnings; and

7.	Unappropriated retained earnings.

Article 52. (Payment of Dividends)

(1)	Dividends may be paid in cash, shares, or any other property. <Amended March 23, 2012>

(2)

The Company may set a record date to determine the shareholders entitled to receive dividends under paragraph 1 above by resolution of the Board, and if it sets a record date, it must announce two weeks prior to the record date. <Amended March 28, 2024>

(3)

In the case of stock dividends, if the Company issues different class of shares, the dividend may be paid in a different type of share by resolution of a General Meeting of Shareholders. <Amended March 23, 2012>

Article 52-2. <Deleted March 23, 2012>

Article 53. (Limitation Period for the Right to Request Payment of Dividends)

(1)	The right to request payment of dividends shall expire if the right is not exercised for five (5) years.

(2)	The dividends connected with Paragraph (1) above shall be reverted to the Company.

Article 54. <Deleted March 30, 2022>

Article 54-2. (Quarterly Dividends)

(1)	The Company may pay quarterly dividends to its shareholders by cash under the Financial Investment Services and Capital Markets Act. <Amended March 28, 2024>

(2)

Quarterly dividends referred to in subsection 1 above shall be paid by a resolution of the Board of Directors; provided, however, that the specific method and limitation on the amount shall comply with relevant laws and regulations, including Financial Investment Services and Capital Markets Act and the Commercial Code.

(3)	<Deleted March 28, 2024>

(4)	<Deleted March 28, 2024>

(5)	With respect to payment of quarterly dividends, the same dividend rate as applicable to common shares shall be applied to the different class of shares under these Articles.

(6)	The provision of Article 53 shall apply, mutatis mutandis, with respect to the quarterly dividends.

[Added March 30, 2022]

CHAPTER VIII. MISCELLANEOUS

Article 55. (Occupational Safety and Health Plan)

The Company shall establish an Occupational Safety and Health Plan each year in accordance with the Occupational Safety and Health Act and relevant laws and regulations.

[Added March 20, 2020]

Addendum (Effective from March 30, 1998)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 30, 1998.

Article 2. (Staggered Terms for Directors)

(1)	The directors appointed at the 50th Ordinary General Meeting of Shareholders shall be divided into Group 1, Group 2, and Group 3. The number of directors in each group shall be fixed.

(2)

Notwithstanding Article 29(1), the directors appointed at the 50th Ordinary General Meeting of Shareholders shall have the following term of office: until the subsequent first Ordinary General Meeting of Shareholders for the directors in Group 1, until the subsequent second Ordinary General Meeting of Shareholders for the directors in Group 2, and until the subsequent third Ordinary General Meeting of Shareholders for the directors in Group 3.

Article 3 (The Status of Directors and Auditors at the Time of these Amended Articles of Information becoming Effective)

Among the directors and auditors that were appointed in accordance with the previous provisions prior to these amended Articles of Incorporation becoming effective, the directors and auditors whose term of office has not yet expired shall be deemed as executive directors and executive auditors under these amended Articles of Incorporation. However, the term of office of the executive directors and executive auditors shall be the remaining term period.

Article 4 (Applicable Provisions)

Any and all matters not prescribed by these Articles of Incorporation shall be subject to the Commercial Code or other relevant laws and regulations.

Article 5 (Internal Regulations)

The Company may establish rules or regulations necessary for its business by resolution of the Board.

Addendum (Effective from March 26, 1999)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 30, 1998.

Addendum (Effective from September 7, 1999)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on September 7, 1999.

Addendum (Effective from December 28, 1999)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on December 28, 1999.

Addendum (Effective from March 24, 2000)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 24, 2000.

Article 2. (Transition Rule regarding Appointment of Outside Directors)

(1)

Notwithstanding Article 28, these amended Articles of Incorporation may require the number of outside directors to be not less than three (3) but less than 1/2 of the total number of directors on the Board until before the first General Meeting of Shareholders convened after the end of the fiscal year 2000.

(2)	The outside directors appointed at the 52nd Ordinary General Meeting of Shareholders shall be deemed as being nominated by the Outside Director Candidate Recommendation Committee.

Article 3. (Transition Rule for the Executive Auditor following the Establishment of the Audit Committee)

The Company’s executive auditor, whose term of office has not expired at the date of the 52nd Ordinary General Meeting of Shareholders and has not been removed at the General Meeting of Shareholders, shall be deemed as an auditor appointed at the General Meeting of Shareholders with the position of a member of the Audit Committee that is not an outside director until the end of his or her term of office.

Addendum (Effective from March 29, 2001)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 29, 2001; provided, however, that Article 10-2 shall come into effect on the date on which the relevant regulations of the Securities Exchange Act are amended and become effective.

Addendum (Effective from November 12, 2001)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on November 12, 2001.

Addendum (Effective from February 25, 2003)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on February 25, 2003.

Article 2. (Term of Office of Incumbent Outside Directors)

Notwithstanding Article 29-1 of these Articles of Incorporation, the term of office of incumbent outside directors who were appointed prior to the effective date of these amended Articles of Incorporation shall be in accordance with the resolution that appointed such outside directors.

Addendum (Effective from March 26, 2004)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 26, 2004.

Article 2. (Stock Option Exercise Period)

The provisions under Article 10-2(6) of these Articles of Incorporation shall retroactively apply to the stock options that were already granted as of the effective date of these amended Articles of Incorporation.

Addendum (Effective from March 28, 2006)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 28, 2006.

Addendum (Effective from March 26, 2009)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 26, 2009.

Addendum (Effective from March 26, 2010)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 26, 2010.

Addendum (Effective from February 13, 2012)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on February 13, 2012.

Article 2. (Term of Office of Directors appointed on February 13, 2012)

Notwithstanding Article 29 of these Articles of Incorporation, the term of office of a director appointed at the Extraordinary General Meeting of Shareholders dated February 13, 2012, shall expire on the date of the closing of the 2015 Ordinary General Meeting of Shareholders.

Addendum (Effective from March 23, 2012)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 23, 2012; provided, however, that the added and amended provisions of Articles 8, 8-2, 8-3, 8-4, 10-2, 14, 14-2, 15, 39, 48-2, 50, 52, 52-2, 54 and the deleted provisions of Article 52-2 shall come into effect on April 15, 2012.

Article 2. (Term of Office of the Chairperson of the Board of Directors)

With regard to Article 41, the Chairperson elected at the Board meeting dated February 14, 2012, shall hold the office of Chairperson until the term of office of the respective director has expired.

Addendum (Effective from March 24, 2017)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 24, 2017.

Addendum (Effective from March 22, 2019)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 22, 2019; provided, however, that the amended, deleted and added provisions of Articles 9, 11, 12, 15-2 and 16 shall come into effect on September 16, 2019, the date when the Act on Electronic Registration of Stocks, Bonds, Etc. come into effect.

Addendum (Effective from March 20, 2020)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 20, 2020.

Addendum (Effective from March 30, 2022)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 30, 2022.

Addendum (Effective from March 28, 2024)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 28, 2024.

Addendum (Effective from March 25, 2026)

Article 1. (Effective Date)

These Articles of Incorporation shall come into effect on March 25, 2026.

Article 2. (Transition Rule Regarding Place and Method for Holding Meetings and Vote by Proxy)

The amended provisions of Articles 17(4) and 20(2) shall come into effect on January 1, 2027.

Article 3. (Transition Rule Regarding Independent Director and Restrictions on Voting in Appointment and Dismissal of Members of Audit Committee)

The amended provisions of Articles 27(1), 27(2), 28(1), 36, 45(1), 45-2, 48(2), 48(3), 48(7) and 48(8) shall come into effect on July 23, 2026.

Article 4. (Applicability of Cumulative Voting)

The amended provisions of Article 27(4) shall first apply to the case where a General Meeting of Shareholders is convened for the appointment of directors on or after September 10, 2026.